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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-3 of our reports dated March 10, 1998 (March 25, 1998 as to Note 8), appearing in the Annual Report on Form 10-K of Triarc Companies, Inc. for the year ended December 28, 1997 and to the reference to us under the heading 'Experts' in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP

New York, New York
May 5, 1998


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